                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  CPI Corp.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

CPI CORPORATION LOGO

                                                                     May 1, 2000

DEAR CPI CORP. STOCKHOLDER:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 1, 2000, at 10:00 a.m.
(CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

     I urge you to attend the meeting, if at all possible, since it provides an opportunity for you to discuss CPI Corp. with its management, in person. If you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly.

     It is important that your shares be voted, whether in person or by proxy. Your participation in CPI Corp.'s business through its annual meetings is an essential part of the Corporation's governance.

     I look forward to seeing you.

                                          Sincerely,

                                          /s/ ALYN V. ESSMAN
                                          --------------------------------------

                                                      ALYN V. ESSMAN
                                                  Chairman of the Board
                                               and Chief Executive Officer

                                [CPI CORP LOGO]

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO OUR STOCKHOLDERS:

     The annual meeting of the stockholders of CPI Corp. (the "Corporation") will be held on June 1, 2000, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

     1.    To elect a Board of Directors for the ensuing year;

     2. To act upon a proposal to ratify the appointment of KPMG LLP as the Corporation's independent certified public accountants for the fiscal year ending February 3, 2001;

     3. To act upon a proposed annual incentive program for key executives to further strengthen the alignment of executive compensation with shareholder interests; and

     4. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has specified April 25, 2000, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during ordinary business hours.

     The Proxy Statement for the annual meeting is set forth on the following pages.

     SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THIS MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                      By Order of the Board of Directors

                                      /s/ JANE E. NELSON
                                      JANE E. NELSON
                                      Secretary and General Counsel

Dated and mailed: May 1, 2000

                                [CPI CORP. LOGO]

                             1706 WASHINGTON AVENUE
                           ST. LOUIS, MISSOURI 63103

                 PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.
                           TO BE HELD ON JUNE 1, 2000

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying Proxy are being mailed beginning May 1, 2000, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the "Corporation"), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 1, 2000, at 10:00 a.m. (CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

     The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit Proxies personally and by telephone, facsimile, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Harris Trust and Savings Bank, 111 West Monroe, P.O. Box 755, Chicago, Illinois 60690-0755, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

     The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending and voting at the Meeting in person; or (iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of the Proxy will not affect any vote previously taken.

     If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                                 OTHER MATTERS

     The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment.

                 PROPOSALS BY HOLDERS OF SHARES OF COMMON STOCK

     Any proposals of stockholders intended to be presented at the 2001 Annual Meeting must be received by the Company no later than January 1, 2001 for inclusion in the Company's Proxy Statement and form of Proxy.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of common stock of the Corporation of record at the close of business on April 25, 2000, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 25, 2000, there were 8,067,319 shares of common stock issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by Proxy at the Meeting to conduct business. At the Corporation's 1997, 1998 and 1999 annual meetings 89.06%, 82% and 86.9% respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

     Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

     (1)  THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN;

     (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION'S FISCAL YEAR 2000; AND

     (3) APPROVAL OF AN ANNUAL INCENTIVE PROGRAM FOR KEY EXECUTIVES TO FURTHER STRENGTHEN ALIGNMENT OF EXECUTIVE COMPENSATION WITH SHAREHOLDER INTERESTS.

     When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

     Directors of the Corporation shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which Proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Corporation's By-laws provide that the number of directors constituting the full Board of Directors shall be no more than nine (9). Throughout fiscal 1999, nine Directors served on the Board, including all of the nominees. Mary Ann Krey resigned from the Board as of February 28, 2000. After considering recent and current issues presented to the Board and the time required to select a qualified director, the Nominating and Governance Committee recommended, and the Board of Directors concurred, that eight (8) directors be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. Proxies may not be cast for more than eight (8) nominees. The following eight nominees are presently directors of the
Corporation: Messrs. Bohm, Essman, Isaak, Liberman, Morris, Reding, Sneider and Virgil.

     Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

     The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are:

                                        DIRECTOR
               NAME                      SINCE                 PRINCIPAL OCCUPATION               AGE
               ----                     --------      --------------------------------------      ---
Milford Bohm                              1942        Managing Partner of Milford Bohm and        78
                                                         Associates, personal investments
Alyn V. Essman                            1968        Chairman and Chief Executive Officer        68
                                                         of the Corporation
Russell Isaak                             1992        President of the Corporation                57
Lee M. Liberman                           1982        Chairman Emeritus of the Board of           78
                                                         Laclede Gas Company, a St. Louis,
                                                         Missouri public utility
Patrick J. Morris                         1997        Senior Executive Vice President of the      60
                                                         Corporation and President of the
                                                         Corporation's Portrait Studio
                                                         Division
Nicholas L. Reding                        1992        Chairman of the Board of the Nidus          65
                                                         Center for Scientific Enterprise, a
                                                         St. Louis, Missouri, incubator for
                                                         entrepreneurs focused on plant
                                                         science and biotechnology
Martin Sneider                            1994        Adjunct Professor of Retailing at           57
                                                         Washington University of St. Louis,
                                                         Missouri
Robert L. Virgil                          1982        Principal, Edward Jones, a full             65
                                                         service retail brokerage firm
                                                         located in St. Louis, Missouri

     Mr. Bohm founded the predecessor of the Corporation in 1942 and was employed by the Corporation from that time until his retirement in February 1988 in various positions, including Chief Executive and Chairman until 1973, and then as Chairman of an officers' committee until his election as Chairman Emeritus in 1978. Since his retirement from CPI, Mr. Bohm has served as Managing Partner of Milford Bohm & Associates.

     Mr. Essman joined the Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

     Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President-Finance/Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

     Mr. Liberman is Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri public utility. He served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on July 1, 1993. He was also Chief Executive Officer of Laclede Gas Company from April 23, 1976 until July 1, 1991. He is a director of Falcon Products, Inc., Furniture Brands, Inc. and DT Industries.

     Mr. Morris has served as Senior Executive Vice President of the Corporation and as a member of the Office of the President since February 1992. He became President of the Corporation's Portrait Studio Division in October 1997. He joined the Corporation in 1985 as Executive Vice President-Marketing. He also serves on the Corporation's Executive Committee of officers.

     Mr. Reding is Chairman of the Board of Directors of the Nidus Center for Scientific Enterprise, a business incubator in St. Louis, Missouri, which focuses on plant science and biotechnology. He served as Vice Chairman of the Board of Monsanto Company, a St. Louis, Missouri based manufacturer of pharmaceuticals, agricultural and food products sold worldwide from 1992 until his retirement in 1998. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as President of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of International Multifoods Corp. and Meredith Corp.

     Mr. Sneider, Adjunct Professor of Retailing at Washington University of St. Louis, Missouri, served as President of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operates numerous specialty chains nationwide, from 1987 until April of 1995. He also serves as a director of Agribrands International and is a member of the Board of Trustees of St. Louis Children's Hospital. In November of 1995, Edison Brothers filed for protection under Chapter 11 of the federal bankruptcy code.

     Mr. Virgil is a principal with Edward Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position in 1993, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John M. Olin School of Business of Washington University in St. Louis. He joined the Washington University faculty in 1964. He also serves as a director of GenAmerica Corporation and Maritz, Inc.

                               EXECUTIVE OFFICERS

     Following is a list of all individuals who served as Corporate Executive Officers during 1999, together with their respective ages and the positions in which they have served the Corporation:

Alyn V. Essman (68).........   Chief Executive Officer. Mr. Essman joined the
                               Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the
                               Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

Russell Isaak (57)..........   President. Mr. Isaak joined the Corporation as
                               Controller in 1972. He became the Corporation's
                               Chief Financial Officer in 1978 and was appointed
                               Vice President/Finance in 1979 and Executive Vice
                               President-Finance/Administration in February
                               1982. In February 1992 he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

Patrick J. Morris (60)......   Senior Executive Vice President and President,
                               Portrait Studio Division. Mr. Morris joined the
                               Corporation in May 1985 as its Executive Vice
                               President-Marketing. Effective February 1992, he was appointed Senior Executive Vice President. In
                               October 1997, he became President of the Corporation's Portrait Studio Division. Mr.
                               Morris is a member of the Office of the President and of the Executive Committee of officers.

Barry C. Arthur (57)........   Executive Vice President-Finance and Chief
                               Financial Officer. Mr. Arthur joined the
                               Corporation in 1965 as an accountant and subsequently became Controller. In 1981, he was appointed Treasurer, and in July 1983, he was named Vice President-Finance. Mr. Arthur was appointed to his current position effective
                               February 1992. He is a member of the Executive
                               Committee of officers.

Jane E. Nelson (50).........   Secretary and General Counsel. Ms. Nelson joined
                               the Corporation in 1988 as Assistant General
                               Counsel and subsequently served as Associate
                               General Counsel and Assistant Secretary. She was promoted to her current position in February
                               1993.

Fran Scheper (54)...........   Executive Vice President-Human Resources. Ms.
                               Scheper joined the Corporation in 1967 as Personnel Assistant. She was promoted to Assistant Personnel Director in 1982 and in
                               January 1987 became Vice President-Human
                               Resources. She was appointed to her current position in February 1992 and is a member of the Executive Committee of officers.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent (5%) of the common stock of the Corporation.

                                                                (3)
    (1)                         (2)                          AMOUNT AND          (4)
   TITLE                NAME AND ADDRESS OF                  NATURE OF         PERCENT
  OF CLASS                BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
  --------              -------------------             --------------------   --------
Common Stock  NewSouth Capital Management, Inc.              1,463,174(1)       16.5%
              1000 Ridgeway Loop Road, Suite 233
              Memphis, Tennessee 38120
Common Stock  First Pacific Advisors, Inc.                   1,409,400(2)       15.7%
              11400 West Olympic Boulevard, Suite 1200
              Los Angeles, California 90064
Common Stock  Alyn V. Essman                                   531,913(3)(4)     6.3%(5)
              1706 Washington Avenue
              St. Louis, Missouri 63103

---------------
(1) As reported on Amendment No. 7 to its Schedule 13G, dated February 10, 2000, NewSouth Capital Management, Inc., ("NewSouth") an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, was the owner of 1,463,174 shares as of December 31, 1999, representing approximately 16.5% of the total shares outstanding on that day. NewSouth has sole voting power for 1,445,674 of the shares, shared voting power for 17,500 shares and sole dispositive power for all the shares.

(2) As reported on Amendment No. 3 to its Schedule 13G, dated February 8, 2000, First Pacific Advisors, Inc. ("First Pacific"), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owned 1,409,400 shares, or approximately 15.7% of the total shares outstanding on December 31, 1999. First Pacific has shared voting power with respect to 665,400 of the shares and shared dispositive power with respect to all the shares.

(3) Includes 366,798 shares which Mr. Essman has the right to acquire within 60 days after April 25, 2000 upon the exercise of employee stock options. The exercise prices for Mr. Essman's options exercisable within 60 days range from $14.75 to $35.00.

(4) Excludes 40,000 shares beneficially owned by Mr. Essman's wife and 111,100 shares held by the Essman Family Charitable Foundation as to which Mr. Essman expressly disclaims beneficial ownership.

(5) Percentage determined as of April 25, 2000.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Information is set forth below regarding beneficial ownership of Common Stock of the Company as of April 25, 2000 by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 13; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

                                                                    (3)
                                                             AMOUNT AND NATURE            (4)
     (1)                            (2)                        OF BENEFICIAL            PERCENT
TITLE OF CLASS           NAME OF BENEFICIAL OWNER                OWNERSHIP              OF CLASS
--------------           ------------------------            -----------------          --------
Common Stock    Barry C. Arthur                                      66,857(a)(b)          *
Common Stock    Milford Bohm                                         30,000(c)             *
Common Stock    Alyn V. Essman                                      531,913(a)(d)         6.30%
Common Stock    Russell Isaak                                       333,380(a)(b)         4.03%
Common Stock    Lee Liberman                                            400(c)             *
Common Stock    Patrick J. Morris                                   183,374(a)(b)         2.23%
Common Stock    Nicholas Reding                                       1,200(c)             *
Common Stock    Fran Scheper                                         31,098(a)(b)          *
Common Stock    Martin Sneider                                          500(c)             *
Common Stock    Robert Virgil                                           600(c)             *
Common Stock    Directors and Executive Officers as a Group       1,192,785(a)(b)(d)     13.37%

---------------
*   Percentage does not exceed one percent.

(a) Includes the following shares which such persons have the right to acquire within 60 days after April 25, 2000 upon the exercise of employee stock options: Mr. Arthur: 62,993; Mr. Essman: 366,798; Mr. Isaak: 212,418; Mr.
    Morris: 169,875; Ms. Scheper: 29,993; and directors and executive officers as a group: 854,033. The exercise prices for all options exercisable within 60 days range from $13.875 to $35.00. Market Value as of April 25, 2000 was $23.94.

(b) Includes 960 shares for Mr. Arthur; 19 shares for Mr. Isaak; 450 shares for Mr. Morris; 854 shares for Ms. Scheper; and 2,621 shares for directors and executive officers as a group, all held under the CPI Corp. Employees' Profit Sharing Plan and Trust. With respect to such shares, the executives have neither voting power nor investment power.

(c) Excludes Phantom Stock Rights, which are based on value of common stock, and Growth Units for Deferred Compensation, which are based on book value, as follows: Mr. Bohm: 12,396 Growth Units; Mr. Liberman: 46,993 Growth Units; Mr. Reding: 2,400 Phantom Stock Rights and 7,892 Growth Units; Mr. Sneider:
    2,000 Phantom Stock Rights; and Mr. Virgil: 4,400 Phantom Stock Rights and 12,138 Growth Units. See page 9 for further explanation of Phantom Stock Rights and Growth Units.

(d) Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership, and 111,100 shares held by the Essman Family Charitable Foundation.

                          BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended February 5, 2000 ("fiscal year 1999"), the Corporation's Board of Directors met fourteen (14) times. All directors attended more than 75% of the meetings that they were eligible to attend. The Board of Directors also acted by unanimous written consent on six (6) other occasions.

     The Board of Directors has four committees: the Audit, the Compensation, the Nominating and Governance, and the Finance and Investment Committees. The Audit Committee's members during fiscal year 1999 were Messrs. Virgil (Chairman) and Bohm and Ms. Krey. Current members are Messrs. Virgil (Chairman), Bohm and Sneider. All of the members of the Audit Committee are independent. The Committee held five meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

     The Compensation Committee's members are Messrs. Liberman (Chairman), Reding and Sneider. The Committee held two meetings during the last fiscal year and acted by unanimous consent on one occasion. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for principal officers and reviews periodically compensation and benefit programs. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan and under the Voluntary Stock Option Plan and as the governing committee under the Restricted Stock Plan.

     The Nominating and Governance Committee's members during fiscal year 1999 were Messrs. Reding (Chairman), and Liberman and Ms. Krey. Current members of the Nominating and Governance Committee are Messrs. Reding, Liberman and Virgil. During fiscal year 1999, this Committee held one meeting. The Nominating and Governance Committee is charged with nominating qualified members for the Corporation's Board of Directors and monitoring developments in governance of publicly held companies. The Nominating and Governance Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

     The Finance and Investment Committee, whose members are Messrs. Bohm (Chairman), Sneider and Virgil, met two times during fiscal year 1999. This Committee reviews dividend policy, financing plans, investment policy and investment performance. It also makes recommendations to management as necessary to insure that the Company's pension and profit sharing plans meet the business needs of the Company and are adequately funded.

                           COMPENSATION OF DIRECTORS

     Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and Committee meeting he or she attends. Directors who are also officers receive no retainer or other compensation for service as directors.

     Effective April 4, 1991, the Corporation established the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Directors' Plan"). It was amended and restated as of June 6, 1996 and subsequently amended and restated as of January 28, 2000. Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. It is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company. The committee may amend, modify, or terminate the Directors' Plan at any time. The amendment adopted in fiscal year 1999 conforms the Directors' Plan to the plan governing deferred compensation for executives in the event of a change of control.

     The Directors' Plan has compensation deferral and phantom stock components. Under the deferral components, a participating director must irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his or her retainer, fees, and other compensation for such fiscal year, select a deferral period of not less than three years and choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash.

     During fiscal year 1999 the Directors deferred income and received dividend equivalents as follows: Mr. Bohm deferred a total of $29,550 in retainer and fees and received dividend equivalents in the amount of $4,234. Ms. Krey deferred a total of $25,300 in retainer and fees and received dividend equivalents in the amount of $3,765. Mr. Liberman deferred a total of $23,600 in retainer and fees and received dividend equivalents in the amount of $15,529. Mr. Reding deferred a total of $26,150 in retainer and fees and received dividend equivalents in the amount of $3,485. Mr. Virgil deferred $27,000 in retainer and fees and received dividend equivalents in the amount of $4,580. Growth Units (which are based on book value) on deferred amounts were credited at $11.81 per unit for deferrals during fiscal year 1999 and will be credited at approximately $9.28 for deferrals during the current fiscal year. Mr. Sneider did not defer his retainer or any fees for 1999 and did not receive any dividend equivalents. He received a total of $26,150 in retainer and fees.

     Each non-management director also receives 400 Phantom Stock Rights annually. This component of Directors' compensation is particularly important because it is tied to shareholder value. The value of each Phantom Stock Right as of the date of award is the fair market value of one share of common stock on the date preceding the date of award. The value at maturity is equal to the average fair market value of the common stock for the six month period immediately preceding maturity. As of June 1999, Messrs. Bohm, Liberman, Reding, Sneider and Virgil and Ms. Krey were each awarded 400 Phantom Stock Rights for one year of Board service completed on the day prior to their reelection at the 1999 Annual Meeting of Stockholders.

     The Phantom Stock Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability, (iii) reaching age 65 if the participant is no longer a director, (iv) resignation or retirement from the Board or any other termination of Board service after age 65, (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award) or (vi) a change of control. Before the maturity of his or her Phantom Stock Rights, a participant must irrevocably elect to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made only in cash.

     During fiscal year 1999, the 400 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at $29.22 (the average fair market value of the Corporation's common stock for the six month period preceding maturity); accordingly, $11,688 was credited to Mr. Liberman's deferred compensation account. Growth Units on the deferred amounts were credited at $11.81 per unit. The 400 Rights credited to Mr. Bohm in 1999 automatically matured at $29.22 per Right and Mr. Bohm elected to receive a payment of $11,688.

     In 1999 Mr. Reding also received $50,000 for his service as lead director in overseeing the Board's search for potential acquisition or merger candidates and in negotiating a proposed transaction. This special payment was approved by the Board of Directors with Mr. Reding abstaining.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Corporation believes that the reporting executives and Directors complied with all reporting requirements of Section 16(a) of the Exchange Act.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:
GENERAL COMPENSATION POLICY

     Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which reflect contributions to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, company contributions to a stock ownership program, and earnings on Growth Units from bonuses and base salary deferred from prior years under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan and the Corporation's Key Executive Deferred Compensation Plan.

     The Compensation Committee, with the support of the Board, continued to adhere to the following objectives in awarding executive compensation in 1999, each of which the Board believes contributes to stockholder value:

     1. paying for performance, both long-term and short-term;

     2. increasing emphasis on variable incentive compensation, as opposed to base compensation;

     3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

     4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

     5. importantly, aligning stockholder, management and employee interests.

     All compensation actions taken in 1999 were in concert with the principles identified in the Corporation's General Compensation Policy described above. In particular, compensation awarded in 1999 furthers the Compensation Committee's desire to shift emphasis from base salaries to at-risk compensation which, in the Committee's opinion, strengthens the alignment between executive compensation and shareholder interests.

BASE SALARY

     The base salaries paid to the Corporation's executives are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, comparison to salaries paid by other companies to their executives who hold similar positions, internal equity, tenure in position, overall responsibility, knowledge, and special assignments. The base salaries paid to the Chief Executive Officer, the President and the Senior Executive Vice President were reduced for fiscal year 1995. Base compensation for the Chairman and Chief Executive Officer and the President was frozen at the 1995 level through 1999. After reduction in 1995, the base salary of the Senior Executive Vice President was increased in late 1996 and in 1997 in recognition of his assumption of additional duties. His base salary was frozen at its 1997 level through fiscal year 1999. Base salaries for the Chairman and Chief Executive Officer, the President and the Senior Executive Vice President were reduced by a total of $150,000 for fiscal year 2000, in conjunction with the Corporation's profit improvement initiatives, while more emphasis was shifted to bonus potential.

BASE SALARY DEFERRAL

     In 1995, the Compensation Committee adopted the Key Executive Deferred Compensation Plan, under which certain key executives may defer up to 50% of base salary. For the year in which base salary is deferred, the executive will earn interest on the amount deferred at a rate that mirrors the rate of growth in book value for the preceding year. In the year subsequent to the year of deferral, the amount deferred and interest are divided by book value to determine the number of Growth Units to be credited to the executive. The executive's account is then adjusted by the greater of (a) change in book value or (b) the 30 year U.S. Treasury bond rate, net of dividend equivalents which are paid on the Growth Units at the same rate dividends are paid to stockholders. Book value decreased from $11.98 at fiscal year end 1996 to $10.33 at fiscal year end 1997. It then increased to $11.81 at fiscal year end 1998 and decreased to $9.28 at fiscal year end 1999. None of the named executives deferred base salary in 1999. Non-dividend Growth Units were credited in 1999 to the following named executives for base salary deferred in prior years: Mr. Arthur: 892 and Mr.
Morris: 3,261.

ANNUAL BONUS

     In conjunction with lowering base salaries in 1995 and in furtherance of efforts to align stockholder and executive interests, shareholders approved the Compensation Committee's proposal to increase the bonus potential for the Chairman and Chief Executive Officer (Mr. Essman) and executives in the Office of the President (Messrs. Isaak and Morris) for fiscal years 1994 through 1997. This restructuring of base salary and annual incentives provided for potential total compensation comparable to 1994, but with a significantly greater emphasis on performance-based compensation. Similar bonus plans for fiscal years 1998 and 1999 were approved by stockholders. The Compensation Committee establishes new annual bonus targets based on the Corporation's earnings per share at the commencement of each fiscal year. The Chairman and Chief Executive Officer, the President and the Senior Executive Vice President did not earn a bonus for 1999.

STOCK OPTIONS

     An annual stock option bonus plan, initiated in 1992, provides for an annual award of options if targets established by the Compensation Committee at the commencement of each fiscal year are achieved. No options were awarded to any executives under this plan for fiscal 1999.

GROWTH UNITS ON DEFERRED COMPENSATION

     Under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan, which was approved by shareholders in 1992, an executive who elects to defer up to 50% of his or her annual incentive bonus receives Growth Units. Executives earn appreciation on these Growth Units based on the greater of (a) changes in the Corporation's book value and (b) the 30 year U.S. Treasury bond rate, net of dividend equivalents which are paid at the same rate that dividends are paid to stockholders. Non-dividend Growth Units were credited to the Chief Executive Officer and other named executive officers in fiscal year 1999 for bonuses earned in prior years and deferred as follows: Mr. Arthur--1,090; Mr. Essman--14,153; Mr. Morris--4,595 and Ms. Scheper--1,192.

COMPANY CONTRIBUTIONS TO STOCK OWNERSHIP PROGRAM

     All employees, including the named executives, who meet minimum age and service requirements, are eligible to contribute up to 15% of their base salaries to their individual accounts in the Corporation's Profit Sharing Plan. The Corporation matches each participant's voluntary contributions, up to a maximum of 5% of salary, with corporate stock in an amount equal to 50% of the participant's contributions. Thus an employee who contributed 5% of base compensation would receive stock equal to 2.5% of his or her compensation. Although each of the named executive officers was eligible to participate in the Program, only Mr. Arthur and Ms. Scheper participated in the Profit Sharing Plan in 1999.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Essman's compensation is based on the policies and programs described above for all executives and includes base salary and annual and long-term incentives. For 1999, his base salary remained frozen at $600,000 (as it has since 1995), after reduction from $775,000 as part of the Committee's restructuring of compensation to shift emphasis to at-risk compensation. His base salary was reduced to $500,000 for fiscal year 2000. Mr. Essman did not receive a cash or option bonus for fiscal year 1999.

COMPLIANCE WITH IRC SECTION 162(M)

     While the Compensation Committee believes the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company's executives, the Committee's current intent remains to preserve full deductibility of executive compensation. The overall compensation program, as earlier described, has been designed to be heavily related to the Corporation's earnings performance, and the annual incentive plan to be submitted to shareholders for approval at the 2000 Annual Meeting, if approved, should enable the Company to avail itself of deductions for all executive compensation paid through the current fiscal year. The Corporation's Key Executive Deferred Compensation Plan, adopted in 1995, also enhances the Corporation's ability to maintain full deductibility of executive Compensation.

                      THE CPI CORP. COMPENSATION COMMITTEE

           LEE LIBERMAN, CHAIR     NICHOLAS REDING     MARTIN SNEIDER

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of the named executive officers for each of the last three years:

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                            ----------------------------    ------------------------------------------------------
                                                                              (4)       SECURITIES
                                                                (3)        RESTRICTED   UNDERLYING
                                                            OTHER ANNUAL     STOCK       OPTIONS/      ALL OTHER
NAME & PRINCIPAL POSITION   YEAR    SALARY        BONUS     COMPENSATION    AWARD(S)       SARS       COMPENSATION
-------------------------   ----    ------        -----     ------------   ----------   ----------    ------------
                                      ($)          ($)          ($)           ($)          (#)            ($)
           (A)              (B)       (C)          (D)          (E)           (F)          (G)            (H)
Alyn V. Essman,             1999    600,000            0            0            0             0             0(7)
Chairman and Chief          1998    600,000      463,884(2)         0            0        22,626(5)          0(7)
Executive Officer           1997    600,000      494,182(2)    80,145            0        11,530(6)         48(7)
Russell Isaak,              1999    400,000            0            0            0             0           156(7)
President                   1998    400,000      309,256            0            0        15,084(5)        168(7)
                            1997    400,000      329,455            0            0         7,687(6)        168(7)
Patrick J. Morris,          1999    375,000            0            0            0             0           156(7)
Senior Executive            1998    375,000      289,928            0            0        14,141(5)        168(7)
Vice President              1997    375,000      308,864            0            0         7,206(6)      2,980(10)
Barry C. Arthur,            1999    188,000       13,400            0            0             0         2,316(8)
Executive Vice              1998    179,000       90,000            0            0         6,751(5)      2,340(9)
President-Finance           1997    179,000(1)    86,380(2)         0        8,000         3,440(6)      4,698(10)
Fran Scheper,               1999    188,000        9,400            0            0             0         2,160(8)
Executive Vice              1998    179,000       90,000            0            0         6,751(5)      2,172(9)
President-Human             1997    179,000       86,380            0        6,000         3,440(6)      3,873(10)
Resources

---------------
(1) Cash amounts earned in fiscal year, even if deferred under the Corporation's Key Executive Deferred Compensation Plan adopted in 1995.

(2) Cash amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan approved by stockholders in 1992.

(3) The amounts in this column represent above-market earnings on deferred compensation paid during the fiscal year.

(4) Awarded at the close of fiscal year 1997 in recognition of executive's contribution in the sale of the photofinishing segment. At the close of fiscal 1999, Mr. Arthur held 112 restricted shares with a value of $2,723. Ms. Scheper held 83 shares valued at $2,018. Dividends are paid on restricted shares at the same rate paid to all holders of common stock.

(5) Options awarded on May 7, 1998 as part of a special award to all 60 officers of the Corporation and options awarded for 1998 performance under an annual option bonus program for key executives adopted in 1992.

(6) Options awarded for 1997 performance under an annual option bonus program for key executives adopted in 1992.

(7) Life insurance premiums.

(8) Life insurance premiums of $705 for Mr. Arthur and $549 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amount: Mr. Arthur--$1,611 and Ms. Scheper--$1,611.

(9) Life insurance premiums of $699 for Mr. Arthur and $531 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amounts: Arthur--$1,641; and Scheper--$1,641.

(10) Life insurance premiums of $168 for Mr. Morris, $698 for Mr. Arthur and $538 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amounts: Morris--$2,812; Arthur--$4,000; and Scheper--$3,335.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or stock appreciation rights were awarded in the last fiscal year to the individuals named in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 5, 2000, by the individuals named in the Summary Compensation Table:

                                                                     NUMBER OF           VALUE OF UNEXERCISED
                                  (1)                               UNEXERCISED              IN-THE-MONEY
                            SHARES ACQUIRED                        OPTIONS/SARS              OPTIONS/SARS
                              ON EXERCISE                            AT FISCAL                AT FISCAL
                              OF OPTIONS/                          YEAR-END (#)              YEAR-END ($)
                            # OF SECURITIES        VALUE           EXERCISABLE/              EXERCISABLE/
        NAME                UNDERLYING SARS       REALIZED         UNEXERCISABLE            UNEXERCISABLE
        ----                ---------------       --------       -----------------       --------------------
                                                    ($)
         (A)                      (B)               (C)                 (D)                     (E)(3)
Alyn V. Essman                    0/0              0/0           366,798/34,156(2)         $1,555,270/$4,295
Russell Isaak                     0/0              0/0           212,418/22,771(2)           $824,471/$2,863
Patrick J. Morris                 0/0              0/0           169,875/21,347(2)           $726,404/$2,684
Barry C. Arthur                   0/0              0/0            62,993/10,191(2)           $168,268/$1,281
Fran Scheper                      0/0              0/0            29,993/10,191(2)           $254,830/$1,281

---------------
(1) No options were exercised by the named executives in 1999. There were no outstanding SARs in fiscal year 1999.

(2) Exercisable options include options acquired by the named executives in exchange for voluntary salary reductions in 1993 and 1994 pursuant to the Corporation's Voluntary Stock Option Plan and those issued on February 2, 1992 with an exercise price of $30.00 and $35.00. As of April 25, 2000, market value was $23.94.

(3) Value of exercisable in-the-money options does not reflect voluntary salary reductions in 1993 and 1994 in the following total amounts for which the options were granted: Mr. Essman--$387,500; Mr. Isaak--$200,000; Mr. Morris--$175,000; Mr. Arthur--$30,000; and Ms. Scheper--$22,500. After
    factoring in the voluntary salary reductions, the net values of the in-the-money exercisable options held by the named executives are: Mr. Essman--$1,167,770; Mr. Isaak--$624,471; Mr. Morris--$551,404; Mr.
    Arthur--$138,268; and Ms. Scheper--$232,330.

RETIREMENT PLAN

     The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.

                               PENSION PLAN TABLE

REMUNERATION               10        15        20         25         30         35         40
------------               --        --        --         --         --         --         --
$30,000                  $3,000    $4,500    $ 6,000    $ 7,500    $ 9,000    $10,500    $12,000
 50,000                   5,000     7,500     10,000     12,500     15,000     17,500     20,000
 100,000 and above        7,167    10,751     14,334     17,918     21,501     25,085     28,668

(All dollar amounts in the above chart are annualized.)

     The Corporation maintains a defined benefit Retirement Plan (the "Plan") for all qualifying employees of the Corporation. For purposes of the Pension Plan, remuneration includes annual base salary and bonus as reported in the Summary Compensation Table; through 1997, executive earnings in excess of $54,371 are not included in calculation of the annual benefits payable under the Plan; commencing in 1998, remuneration in excess of $100,000 annually is not included. As of the end of the 1999 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Mr. Essman--43, Mr. Isaak--27, Mr. Morris--14, Mr. Arthur--34 and Ms. Scheper--32.

     The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1995, multiplied by the number of years of the participant's service. Alternatively, a participant may elect to convert his normal monthly benefit to a Contingent Annuitant Option (which provides retirement benefits payable to the participant during his lifetime and to his or her beneficiary after the participant's death), or to an Option for Life Annuity with guaranteed number of monthly payments (which provides for retirement benefits payable for a guaranteed number of months first to the participant, with any remaining amounts payable to his or her beneficiary). The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

     The named executive officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     During fiscal year 1999, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. In the event an executive's employment is terminated (other than for Cause, as defined in the agreement) prior to a Change of Control, the corporation must continue payment of that executive's Base Salary for six months. If the Corporation terminates an executive's employment other than for Cause after a Change of Control, the Corporation must pay the executive a lump sum equal to two years' base compensation. If the named executive officers are terminated (other than for Cause) during fiscal 2000 as a result of a Change of Control, the executives are entitled to the following lump sum payments: Alyn V. Essman--$1,000,000; Russell Isaak--$750,000; Patrick J. Morris--$700,000; Barry C. Arthur--$376,000; and
Fran Scheper--$376,000.

     An executive whose employment is not terminated after a Change of Control is entitled to continue in a comparable position. The executive's base salary cannot be reduced and after a Change of Control, his or her bonus cannot be less than the highest bonus he or she received during any of the three completed fiscal years preceding the Change of Control. The executive is also entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided before the Change of Control.

     Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of their highest base salary from and after fiscal year 1997, not to exceed $150,000 annually, for twenty years. These payments commence on the later of (i) age 65 or (ii) the date of retirement. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance, for which the Corporation is the named beneficiary. The Corporation made insurance premium payments in fiscal year 1999 of $386,010, $73,200, $243,961, $17,784 and
$113,212 on Messrs. Essman, Isaak, Morris and Arthur and Ms. Scheper, respectively. Beneficiaries of a named executive officer who dies prior to retirement receive annually 40% of the executive's highest base salary from and after 1997, not to exceed $150,000, for twenty years after the date of the executive's death. An officer who becomes disabled is entitled to receive annually (in addition to the amount payable on death or disability) 40% of his or her highest base salary from and after 1997, not to exceed $150,000, until the earlier of (i) the date of his or her death or (ii) the date he or she attains age 65. The supplemental retirement and death benefits provided for under the employment contracts survive the term of employment, unless the executive is terminated for Cause.

     Certain of the Corporation's employee benefit plans provide for the acceleration of the payment benefits upon a Change of Control, including the Restricted Stock Plan, the Deferred Compensation and Stock Appreciation Rights Plan, the Key Executive Deferred Compensation Plan and the Stock Option Plans. If such accelerated benefits plus the severance amount payable in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, the executive is also entitled to the amount of such tax.

                   COMPARISON OF TEN-YEAR CUMULATIVE RETURN*

                CPI CORP., S&P 500 STOCK INDEX, AND RUSSELL 2000
[GRAPH]

     The Russell 2000 index was selected because it encompasses similarly-sized companies to CPI, as well as diversified companies, like CPI.
---------------

* Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russell 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end (i.e. the Saturday preceding the first Sunday in February of each year reflected). The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

            RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

     The Board of Directors has selected KPMG LLP, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 3, 2001. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG LLP, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

     A representative of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 5, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

     The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

               PROPOSED ANNUAL INCENTIVE PLAN FOR KEY EXECUTIVES
                               (PROXY ITEM NO. 3)

     In 1995, the Compensation Committee restructured executive compensation packages to strengthen alignment of executive compensation with shareholder value by increasing emphasis on at-risk compensation. The restructuring featured potential for total compensation comparable to that for 1994, but with reduced base salaries and an annual incentive plan for fiscal years 1995 through 1997 (which was approved by stockholders at the 1995 Annual Meeting) that increased maximum bonus potential from 30% to 80% of base pay. Similar plans for fiscal years 1998 and 1999 were also approved by stockholders.

     For fiscal year 2000, the Compensation Committee has adopted, subject to shareholder approval, an annual incentive bonus plan providing for a pre-established, objective, earnings performance-based formula for awarding annual incentives to the Chairman and Chief Executive Officer, the President and the Senior Executive Vice President/President-Portrait Studio Division. The proposed bonus plan provides for bonus potential ranges from 0% to 125% of base salary; provided, however, that total potential compensation (base salary and bonus) for fiscal 2000 cannot exceed total potential for fiscal 1999. Thus more compensation is "at-risk" in fiscal 2000. The Compensation Committee believes that the actual targets reflect confidential business information, the disclosure of which would adversely affect the Corporation. The proposed annual incentive plan will not be effective unless it is approved by shareholders. Furthermore, no bonus will be paid to these executives except in accordance with the pre-established formula adopted by the Committee, and the Committee will certify attainment of the pre-established targets prior to payment of any bonuses under this plan. The performance targets are based on earnings per share. Any payments under the annual incentive plan will be made in cash. The annual incentive plan will be in effect for fiscal year 2000.

                               NEW PLAN BENEFITS
                         ANNUAL INCENTIVE PLAN FOR 2000

                                                                  DOLLAR VALUE
                                                              (MINIMUM AND MAXIMUM
NAME AND POSITION                                                 OF PAYMENTS)
-----------------                                             --------------------
Mr. Essman, Chairman and Chief Executive Officer                 $0 to $580,000
Mr. Isaak, President                                             $0 to $345,000
Mr. Morris, Senior Executive Vice
  President/President-Portrait Studio Division                   $0 to $325,000

     The foregoing table shows the maximum dollar amount of compensation that could be paid to each eligible employee if the performance goals under the annual incentive plan for fiscal year 2000 are achieved. No executives or employees of the Corporation, other than those listed in the above table, will be eligible for benefits under the proposed plan.

     The Committee seeks shareholder approval on this annual incentive plan for the three most highly compensated executives of the Corporation because it believes that continuing to place greater emphasis on at-risk compensation will best serve the interests of shareholders, as well as those of the Corporation.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Federal income tax deduction for publicly held corporations to $1,000,000 in any taxable year for compensation paid to each of the Chief Executive Officer and the four other highest paid executive officers who are employed by the corporation on the last day of the taxable year. This rule applies to all deductible compensation including the deduction arising from the payment of incentive compensation. Various forms of compensation are exempted from this deduction limitation, including payments that are (1) subject to the attainment of pre-established objective performance goals, (2) established and administered by a committee of outside directors, (3) approved by stockholders and (4) payable only upon certification by the committee of outside directors that the applicable performance goals were in fact satisfied. The Board of Directors believes that payments made under the proposed annual incentive plan, if approved by shareholders, will qualify for exemption from the deduction limits of Section 162(m) of the Code, and, therefore, will be deductible for Federal income tax purposes by the Corporation.

     The Board of Directors will present the following resolution to the stockholders for action at the 2000 Annual Meeting:

     RESOLVED, that an annual incentive plan for fiscal year 2000 for the Chairman and Chief Executive Officer, the President, and the Senior Executive Vice President/President-Portrait Studio Division, authorizing annual bonuses ranging from 0% to 125% of base salaries and with maximum total potential compensation (base salary and bonus) equal to maximum total potential for fiscal year 1999, provided that such bonuses shall not exceed the following amounts: Mr. Essman--$580,000; Mr. Isaak--$345,000; and Mr. Morris--$325,000; upon attainment of predetermined, objective earnings targets established by the independent Directors who serve on the Compensation Committee, is hereby approved by the stockholders of the Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

     The affirmative vote of the majority of the votes cast at the meeting by the stockholders entitled to vote thereon shall be sufficient for the approval of the proposed annual incentive plan for the Chairman and Chief Executive Officer, the President, and the Senior Executive Vice President/
President-Portrait Studio Division, as described above.

                               OTHER INFORMATION

     Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

     The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 1, 2000, to stockholders of record as of April 25, 2000.

     A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103.

                                      By Order of the Board of Directors,

                                      /s/ JANE E. NELSON
                                      JANE E. NELSON
                                      Secretary and General Counsel
Dated: May 1, 2000

PROXY                                                                      PROXY

                                   CPI CORP.

    THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 1, 2000


     The undersigned, revoking all previous proxies, hereby appoints Alyn V. Essman and Russell Isaak or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of CPI Corp. (the "Corporation") held of record by the undersigned on April 25, 2000 at the annual meeting of stockholders to be held at 10 a.m. central daylight time on June 1, 2000, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, and at any adjournment thereof.

     This Proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted for the election of directors and for Items 2 and 3.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                (Continued, and to be signed, on the other side.)


--------------------------------------------------------------------------------

                                   CPI CORP.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/




[                                                                                                                                  ]

1. ELECTION OF DIRECTORS -            For   Withhold   For All    2. Ratification of appointment of KPMG     For   Against   Abstain
   Nominees: 01 - Milford Bohm,       All     All      Except        LLP as the Corporation's Independent    / /     / /      / /
             02 - Alyn V. Essman,     / /     / /        / /         Certified Public Accountants.
             03 - Russell Isaak,
             04 - Lee M. Liberman,
             05 - Patrick J. Morris,
             06 - Nicholas L. Reding,                             3. Approval of Resolution to provide for   For   Against   Abstain
             07 - Martin Sneider,                                    Annual Incentive Program for Chairman   / /     / /      / /
             08 - Robert L. Virgil                                   and Chief Executive Officer, President
                                                                     and Senior Executive Vice President.
   ___________________________________________________________
   (INSTRUCTION: To withhold authority to vote for any
   individual nominee, write that nominee(s) name above.)
                                                                  In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.


                                                                  SIGN
                                                                  HERE _____________________________________________________________
                                                                              (Please sign exactly as name appears hereon)


                                                                  SIGN
                                                                  HERE _____________________________________________________________
                                                                              Executors, administrators, trustees, etc. should
                                                                                           so indicate when signing


                                                                  Dated: ___________________________________________________________



--------------------------------------------------------------------------------

                         /\   FOLD AND DETACH HERE   /\


                            YOUR VOTE IS IMPORTANT!


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.